Exhibit 10.4

AMENDMENT NUMBER FOUR TO

THE METLIFE PLAN FOR TRANSITION ASSISTANCE FOR OFFICERS

(Amended and Restated Effective January 1, 2010)

THE METLIFE PLAN FOR TRANSITION ASSISTANCE FOR OFFICERS (the “Plan”) is hereby amended as follows:

1. The Plan is hereby amended by adding the following Article and Sections:

“ARTICLE 8 PARTICULAR TRANSACTIONS AND OUTSOURCINGS

§8.1	MetLife Bank Warehouse Group Divestiture

(a)

Notwithstanding any other provision of the Plan, an Employee whose employment is transferred to EverBank or one of its affiliates pursuant to the sale of the MetLife Bank warehouse group to EverBank in accordance with the Asset Purchase Agreement by and among MetLife Bank, National Association, MetLife, Inc. and EverBank dated February 8, 2012 (each such Employee, an “Everbank Transferred Employee”) shall, for all purposes other than those described in Section 8.1(b) of the Plan, be deemed to be a Job Elimination Participant under the Plan.

(b)	No Everbank Transferred Employee shall be granted Severance Pay or Outplacement Services on account of the transfer of employment that rendered him/her an Everbank Transferred Employee.

(c)

Notwithstanding any other provision of the Plan, in the event the sale of the MetLife Bank warehouse group to EverBank referenced in Section 8.1(a) above does not close, this entire Section 8.1 shall be null and void.

§8.2	MetLife Bank Depository Business Divestiture

(a)

Notwithstanding any other provision of the Plan, an Employee whose employment is transferred to GE Capital Financial Inc. (“GECFI”) or one of its affiliates pursuant to the sale of the MetLife Bank depository business to GECFI in accordance with the Purchase and Assumption Agreement dated as of December 23, 2011 by and among MetLife Bank, N.A., GE Capital Financial Inc., solely for the purposes of Article 13, MetLife, Inc. and, solely for purposes of Section 12.16, General Electric Capital Corporation (each such Employee, a “GECC Transferred Employee”) shall, for all purposes other than those described in Section 8.2(b) of the Plan, be deemed to be a Job Elimination Participant under the Plan.

(b)	No GECC Transferred Employee shall be granted Severance Pay or Outplacement Services on account of the transfer of employment that rendered him/her a GECC Transferred Employee.

(c)

Notwithstanding any other provision of the Plan, in the event the sale of the MetLife Bank depository business to GECFI referenced in Section 8.2(a) above does not close, this entire Section 8.2 shall be null and void.”

2. This amendment shall be effective as of April 1, 2012.

IN WITNESS WHEREOF, Metropolitan Life Insurance Company has caused this amendment to be executed by an officer thereunto duly authorized on the date noted below the officer’s signature.

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Lynne E. DiStasio
Name/Title:	Lynne E. DiStasio, Vice-President
Date:	April 4, 2012
Witness:	Lucida Plummer